SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Variable Insurance Products Fund V

(Name of Registrant as Specified In Its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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FREEDOM RETIREMENT PORTFOLIO (FORMERLY FREEDOM INCOME
PORTFOLIO), FREEDOM 2035 PORTFOLIO, FREEDOM 2040 PORTFOLIO, FREEDOM
2065 PORTFOLIO, AND FREEDOM 2070 PORTFOLIO
EACH A SERIES OF VARIABLE INSURANCE PRODUCTS FUND V
SPECIAL MEETING OF SHAREHOLDERS ADJOURNED UNTIL NOVEMBER 18, 2026 YOUR VOTE IS EXTREMELY IMPORTANT
NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE

Dear Shareholder:
Please be aware that Freedom Retirement Portfolio, Freedom 2035 Portfolio, Freedom 2040 Portfolio, Freedom 2065 Portfolio, and Freedom 2070 Portfolio (each, a “Fund’) have adjourned the Special Meeting of Shareholders until November 18, 2026, at 8:00 a.m. Eastern Time (ET).
For each Fund, we have adjourned the special meeting of shareholders because we have not reached a sufficient number of votes to hold the meeting to approve amended and restated management contracts between the Fund and FMR, as described in the proxy statement. You may think your vote is not important, but the only way to pass the proposal to approve amended and restated management contracts that will REDUCE EXPENSES of each fund (relative to each fund’s expenses as of December 31, 2025) is to vote your shares.
As a shareholder, you have the right to consider the proposal and vote your shares. Please take a few minutes to vote by mailing your proxy card.
If you have already voted, thank you for your response. If you have further questions, please call 1-877-208-0098.
Broadridge Financial Solutions, Inc. has been engaged by Fidelity Investments as a paid solicitor. In the event that you receive a telephone call from a Broadridge Financial Solutions, Inc. representative, you may be asked to verify certain personal information for identification verification (e.g., name and address).
Sincerely,

Jennifer Toolin McAuliffe
Chairman
VIPFF26-ADJ-1026
1.9923881.100